UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 28, 2010 (June 24, 2010)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona (Address of principal executive offices)	85054 (Zip Code)
(480) 627-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Transition
At a meeting of the Board of Directors held on June 24, 2010, Republic Services, Inc. (the “Company”) accepted the retirement of James E. O’Connor as Chief Executive Officer of the Company, effective January 1, 2011. Following his retirement, Mr. O’Connor will remain a director and non-executive Chairman of the Board of Directors until the next annual meeting of stockholders in May 2011. Also on June 24, 2010, the Company elected Donald W. Slager, current President and Chief Operating Officer of the Company, to be the Company’s Chief Executive Officer and President, effective January 1, 2011. At this meeting, the Board of Directors also increased the size of the Board from twelve to thirteen members and appointed Mr. Slager as a director of the Company effective immediately.
Mr. Slager, 48, has served as the President and Chief Operating Officer of the Company since its merger with Allied Waste Industries, Inc. (“Allied”) in December 2008. Prior to that, Mr. Slager served as President and Chief Operating Officer of Allied from January 2005 and as Executive Vice President and Chief Operating Officer of Allied from June 2003. Mr. Slager was Senior Vice President Operations of Allied from December 2001 to June 2003. Previously, Mr. Slager served as Vice President — Operations of Allied from February 1998 to December 2001, as Assistant Vice President — Operations of Allied from June 1997 to February 1998, and as Regional Vice President of the Western Region of Allied from June 1996 to June 1997. Mr. Slager also served as District Manager for the Chicago Metro District of Allied from 1992 to 1996. Before Allied’s acquisition of National Waste Services in 1992, he served at National Waste Services as General Manager from 1990 to 1992 and in other management positions with that company since 1985. From September 2009 to the present, Mr. Slager has served on the board of directors of UTi Worldwide, Inc., an international, non-asset-based supply chain services and solutions company.
Mr. Slager brings to the Board of Directors more than 30 years of experience in the waste and recycling industry, including 25 years with the Company or Allied. He has served as Chief Operating Officer of the Company or Allied since 2003. Mr. Slager’s proven track record as a leader and extensive experience in the industry position him well to serve on the Board of Directors and as Chief Executive Officer and President of the Company.
Mr. O’Connor’s Retirement Agreement
On June 25, 2010, James E. O’Connor and the Company entered into a Retirement Agreement (the “Retirement Agreement”) setting forth his and the Company’s rights and obligations upon his retirement as Chief Executive Officer of the Company on January 1, 2011. The Retirement Agreement provides that Mr. O’Connor’s Amended and Restated Employment Agreement that was effective May 14, 2009 (the “Employment Agreement”) will remain in effect until his retirement on January 1, 2011, and waives the requirement of the Employment Agreement that Mr. O’Connor provide one year’s notice prior to his retirement. Pursuant to the terms of the Retirement Agreement, the Company will provide Mr. O’Connor with the compensation and benefits that he is entitled to under his Employment Agreement for a termination of employment on account of retirement, extend his continued health benefits from three years until the earliest of his 65th birthday, his death, or his eligibility for comparable health coverage through another employer, and pay him an additional $1,800,000 in recognition, among other things, of his long and valued service to the Company. The Retirement Agreement provides that Mr. O’Connor will provide the Company with a general release of claims. As a result of entering into the Retirement Agreement, the Company will recognize additional expense of approximately $6.1 million ratably over the remainder of the 2010 calendar year, which amount is comprised of approximately $3.9 million associated with accelerated vesting of equity previously granted to Mr. O'Connor, approximately $0.4 million associated with acceleration of his 2009-2011 long-term incentive award, and $1.8 million arising out of the additional retirement payment.
The above summary of the Retirement Agreement is not complete and is qualified in its entirety by reference to the terms of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Mr. Slager’s Amended and Restated Employment Agreement
On June 25, 2010, Donald W. Slager and the Company entered into an amended and restated Employment Agreement (the “Slager Agreement”), which superseded the Employment Agreement between Mr. Slager and the Company that was entered into as of January 31, 2009 and effective as of December 5, 2008.
The Slager Agreement provides that Mr. Slager will become the Chief Executive Officer of the Company and continue as its President on January 1, 2011 (the “Transition Date”) when Mr. O’Connor, the Company’s current Chief

Executive Officer, retires. Under the Slager Agreement, Mr. Slager’s duties, responsibilities, compensation and benefits remain the same until the Transition Date. On the Transition Date, the Slager Agreement increases Mr. Slager’s annual base salary from $875,000 to $1,000,000 and his target annual bonus percentage from 120% to 125%. Pursuant to the terms of the Slager Agreement, Mr. Slager received shares of restricted stock with a value of $2,000,000 on June 25, 2010, which will vest 25% on each anniversary thereof, provided Mr. Slager is employed by the Company on such date (or as otherwise provided in the Slager Agreement), and which will be in lieu of a discretionary annual grant of restricted stock for 2011.
The above summary of the Slager Agreement is not complete and is qualified in its entirety by reference to the terms of the Slager Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.
Appointment of Mr. Walbridge as Executive Vice President — Operations
On June 24, 2010, the Company elected Kevin C. Walbridge, current Senior Vice President, Midwestern Operations of the Company, as the Company’s Executive Vice President — Operations, effective October 1, 2010.
Mr. Walbridge, 49, joined the Company in 1997 and has served as Senior Vice President, Midwestern Operations since December, 2008. From 1997 to December, 2008, Mr. Walbridge served as Region Vice President — Central Region of the Company.
On June 28, 2010, Mr. Walbridge and the Company entered into an Offer Letter (the “Offer Letter”) to be effective as of October 1, 2010. The Offer Letter provides that Mr. Walbridge’s Employment Agreement with the Company that was effective as of December 5, 2008 (the “Walbridge Agreement”) will continue in accordance with its terms except as modified in the Offer Letter. The Offer Letter provides that Mr. Walbridge will become Executive Vice President — Operations of the Company on October 1, 2010, at which time his salary will increase from $400,000 to $475,000. Also, the Offer Letter provides that Mr. Walbridge will be eligible for an equity award in early 2011, valued at $186,500, and that the Company will make a contribution of $65,000 in 2011 into Mr. Walbridge’s deferred compensation account.
The above summary of the Offer Letter and the Walbridge Agreement is not complete and is qualified in its entirety by reference to the terms of the Offer Letter and the Walbridge Agreement, respectively, a copy of which is filed as Exhibit 10.3 and Exhibit 10.4, respectively, and is incorporated by reference herein.
A copy of the press release dated June 28, 2010 announcing Mr. O’Connor’s retirement, Mr. Slager’s appointment as Chief Executive Officer, President and director and Mr. Walbridge’s appointment as Executive Vice President — Operations of the Company is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 24, 2010, the Board of Directors amended and restated the Company’s Bylaws to increase the maximum size of the Board from twelve to thirteen members. A copy of the Amended and Restated Bylaws of Republic Services, Inc. is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Republic Services, Inc., as of June 24, 2010
10.1	Retirement Agreement, dated June 25, 2010, by and between James E. O’Connor and Republic Services, Inc.
10.2	Amended and Restated Employment Agreement, dated June 25, 2010, by and between Donald W. Slager and Republic Services, Inc.
10.3	Offer Letter, dated June 28, 2010, by and between Kevin C. Walbridge and Republic Services, Inc.
10.4	Employment Agreement, effective December 5, 2008, by and between Kevin C. Walbridge and Republic Services, Inc.
99.1	Press Release, dated June 28, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 28, 2010

REPUBLIC SERVICES, INC.
By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)